UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2024

Novusterra Inc.
(Exact name of registrant as specified in its charter)

Florida	333-276911	87-1292025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12175 Visionary Way, Suite 420, Fishers Indiana, 46038

(Address of principal executive offices)

(317) 537-0270

(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, activity levels, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any forward-looking statements to conform these statements to actual results.

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” refer to Novusterra Inc., unless the context requires otherwise.

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Item 3.02 Unregistered Sales of Equity Securities

On September 30, 2024, Novusterra Inc. (the “Company”) executed two agreements, one agreement with Land Resource & Royalty LLC (LRR) and the second is with McCoy Elkorn Coal LLC (MEC). The agreement with LRR is to purchase the total feedstock inventory (slurry, fines and carbon feedstock) owned by LRR located on the Big Groundhog Branch in Pike County, Kentucky. The approximate sum of the total feedstock obtained is 13,656,060 short tons of feedstock, which will result in approximately 1,092,485 short tons of coal at 20% ash after dredging, material processing and loading. The consideration paid by Novusterra to LRR for the purchased feedstock is valued at $4,400,000 and consideration will be paid immediately to LRR in the form of 1,100,000 shares of Novusterra common stock. MEC is the operator on the Big Groundhog Branch location which LRR owns.  MEC will provide the dredging, material processing and loading services for the Company. The Company has agreed to pay $5.50 per short ton for dredging cost, $7.25 per short ton for processing cost and $2.75 per short ton for loading cost.

Exemption from Registration

The shares of Company common stock were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933 (the Securities Act”).  These shares of our common stock qualified for exemption under Section 4(a)(2) of the Securities Act since the issuance of shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(a)(2) due to the insignificant number of entities involved in the deal, size of the offering, manner of the offering and number of shares offered.  We did not undertake an offering in which we sold a high number of shares to a high number of investors.  In addition, these shareholders had necessary investment intent as required by Section 4(a)(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Securities and Exchange Commission Rule 144 promulgated under the Securities Act.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under section 4(a)(2) of the Securities Act for this transaction.

Terms of Sale

No underwriting discounts or commissions were paid in connection with the issuance of these securities. The shares are subject to certain restrictions on transfer and may not be resold absent registration under, or exemption from, applicable securities laws.

Use of Proceeds

The Company intends to use the acquired feedstock to further develop its proprietary carbon nanostructures, graphene and graphite solutions.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2024

Novusterra Inc.

By:	/s/ Gregory Jensen
Name:	Gregory Jensen
Title:	Chief Executive Officer

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